Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k), as promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including amendments thereto) with regard to the common stock of Adesto Technologies Corporation and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of February 28, 2020.

Dated: February 28, 2020

MAGNETAR FINANCIAL LLC

By: Magnetar Capital Partners LP, its Sole Member

	By:	/s/ Alec N. Litowitz
Name: Alec N. Litowitz
		Title:	Manager of Supernova Management
LLC, the General Partner of
Magnetar Capital Partners LP

MAGNETAR CAPITAL PARTNERS LP

	By:	/s/ Alec N. Litowitz
Name: Alec N. Litowitz
		Title:	Manager of Supernova Management
LLC, the General Partner of
Magnetar Capital Partners LP

SUPERNOVA MANAGEMENT LLC

	By:	/s/ Alec N. Litowitz
Name: Alec N. Litowitz
		Title:	Manager

/s/ Alec N. Litowitz
Alec N. Litowitz